Exhibit 99.1

ALPHA NATURAL RESOURCES AND MASSEY ENERGY AGREE
TO $8.5 BILLION COMBINATION

Combination creates a premier coal operator in the United States and a global leader in metallurgical coal supply

Merged company will have a total reserve base of approximately 5 billion tons with one of the world’s largest, highest-quality metallurgical coal reserve bases

Transaction expected to benefit stockholders and customers of both companies through substantial synergies with cash flow accretion in first full year of operations

Abingdon, VA and Richmond, VA – January 29, 2011 – Alpha Natural Resources, Inc. (NYSE: ANR) (“Alpha”) and Massey Energy Company (NYSE: MEE) (“Massey”) announced today that they signed a definitive agreement under which Alpha will acquire all outstanding shares of Massey common stock, subject to customary closing conditions including stockholder approval of both companies. Under the terms of the agreement, Massey stockholders will receive, at the closing, 1.025 shares of Alpha common stock and $10.00 in cash for each share of Massey common stock. Based on the closing share price of Alpha common stock as of January 28, 2011, the agreement placed a value of $69.33 per share of Massey common stock (implying $8.5 billion enterprise value for Massey) and represents a 21% premium to Massey’s current share price. Upon completion of the transaction, Alpha and Massey stockholders will own approximately 54% and 46% of the combined company, respectively.

The merger will bring together Alpha’s and Massey’s highly complementary assets, which include more than 110 mines and combined coal reserves of approximately 5 billion tons, including one of the world’s largest and highest-quality metallurgical coal reserve bases. Alpha and Massey believe the new entity will be well positioned to capitalize on strong global demand trends for coal including the metallurgical coal used in the steel manufacturing process. Further, the combination is expected to permit Alpha and Massey to benefit from geographical and asset diversification, including operations and reserves in Central and Northern Appalachia, the Illinois Basin and the Powder River Basin in Wyoming.

The resulting company will have an attractive financial profile with expected pro forma 2010 revenues of approximately $6.9 billion and the highest free cash flow generation of any pure-play U.S. coal company, a responsible balance sheet, and significantly enhanced scale with a combined enterprise value of approximately $15 billion. Stockholders and customers of both companies will also benefit from synergies which are expected to exceed an annual run-rate of $150 million within the second year of operations, as well as anticipated cash flow accretion in the first full year of combined operations.

“We’re very pleased that Massey has chosen to join forces with Alpha and commit to this truly transformational deal,” said Kevin Crutchfield, Alpha’s chief executive officer. “Together we will be America’s largest supplier of metallurgical coal for the world’s steel industry and a highly diversified supplier of thermal coal to electric utilities in the U.S. and overseas. The strategic and operational fit of our two companies is clear and compelling. Both companies’ stockholders will gain an opportunity to participate in the upside potential of a global industry leader with a robust production portfolio, attractive growth profile and substantial reserve base. Together, we are committed to creating a stronger company that has the scale to capitalize on further growth opportunities, succeed in a changing regulatory landscape and maintain the absolute highest standards in safety and environmental excellence.”

Baxter F. Phillips, Jr., Massey’s chief executive officer and president, stated, “This transaction represents a tremendous opportunity for Massey to partner with our Central Appalachian neighbor, Alpha, to create a new industry leader. After a careful review of a wide range of strategic opportunities, our board unanimously determined that this is the right course for our company. The merger with Alpha offers Massey stockholders an immediate and substantial premium, as well as the opportunity to participate in the significant value creation opportunities our combination presents. We have always respected Alpha’s passion for this business and we believe this is a natural and logical combination that has great upside for our members, communities, customers and other important constituents.”

Mr. Crutchfield added, “As we demonstrated in the Foundation transaction, we have a proven history of successful integrations since our inception in 2002, and we’ve built a strong track record of creating value through thoughtful strategic growth. We’re already prepared to launch a seamless integration process, which includes implementing our employee-driven Running Right philosophy of safety and environmental stewardship across the business. This is not just a combination of strong asset portfolios, but a transaction that will empower a combined group of almost 14,000 people and with a focus on continued investment in safety, the environment and our communities.”

Alpha’s chairman, Mike Quillen, commented, “We’ve always believed that the combination of Alpha and Massey makes for a great partnership, and we’re thrilled about the opportunities this will create for the employees of both organizations. Their talents, skills and ambition will be the foundation of a dynamic industry leader.”

The boards of directors of Alpha and Massey have each approved the terms of the definitive merger agreement and have recommended that their respective stockholders approve the transaction. The transaction is expected to close in mid-2011 and is subject to approval by each company’s stockholders and customary regulatory approvals and closing conditions.

Alpha has obtained $3.3 billion in committed financing from Morgan Stanley and Citi which, in addition to existing cash balances, will be sufficient to finance cash consideration to Massey stockholders and to refinance certain existing Alpha and Massey debt.

Advisors
Morgan Stanley is acting as lead financial advisor to Alpha. Citi also provided financial advice and Cleary Gottlieb Steen & Hamilton LLP is advising Alpha on legal matters in connection with the transaction. Perella Weinberg Partners LP and UBS Securities LLC are acting as financial advisors to Massey and Cravath, Swaine & Moore LLP and Troutman Sanders LLP are acting as Massey’s legal counsel.

Analyst/Investor Conference Call/Webcast
There will be a conference call and webcast for the investment community on Monday, January 31, 2011 at 8:00 a.m. ET. The call can be accessed by dialing: 877-407-8037 or 201-689-8037.

The conference call will also be webcast live and will be available for replay on both companies’ websites at www.alphanr.com and www.masseyenergyco.com. Accompanying slides will be available on the Alpha and Massey websites. In addition, a telephonic replay will be available through February 14, 2011 by calling 877-660-6853 or 201-612-7415 and entering account number 328, then replay ID 366500.

About Alpha Natural Resources
Alpha Natural Resources is one of America’s premier coal suppliers with coal production capacity of greater than 90 million tons a year. Among U.S. producers, Alpha is the leading supplier and exporter of metallurgical coal used in the steel-making process and is a major supplier of thermal coal to electric utilities and manufacturing industries across the country. The Company, through its affiliates, employs approximately 6,400 people and operates approximately 60 mines and 14 coal preparation facilities in Appalachia and the Powder River Basin. More information about Alpha can be found on the Company’s Web site at www.alphanr.com.

About Massey Energy Company
Massey Energy Company, headquartered in Richmond, Va., with operations in West Virginia, Kentucky and Virginia, is the largest coal producer in Central Appalachia and is included in the S&P500 Index. Massey produces, processes and sells various steam and metallurgical grade coals through its 26 processing plants, docks and shipping centers and employs through its various subsidiaries more than 7,300 employees. More information about Massey can be found on the Company’s Web site at www.masseyenergyco.com.

Forward Looking Statements
Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Alpha and Massey caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Massey, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Massey stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Alpha following completion of the proposed transaction; Alpha’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; general economic conditions that are less favorable than expected; changes in, renewal of and acquiring new long term coal supply arrangements; and competition in coal markets. Additional information and other factors are contained in Alpha’s and Massey’s filings with the Securities and Exchange Commission (the “SEC”), including Alpha’s and Massey’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10- Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  Alphan and Massey disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Important Additional Information and Where to Find It
In connection with the proposed merger, Alpha will file with the SEC a registration statement on Form S-4 that will include a preliminary joint proxy statement/prospectus regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to Alpha and Massey stockholders in connection with the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain a copy of the joint proxy statement/prospectus (when available) and other related documents filed by Alpha and Massey with the SEC regarding the proposed merger as well as other filings containing information, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alpha’s Investor Relations department at Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations, to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 or to Massey’s Investor Relations department at, (804) 788 - 1824 or by email to Investor@masseyenergyco.com. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from Alpha’s website at www.alphanr.com under the heading “Investor Relations” and then under the heading “SEC Filings” and Massey’s website at www.masseyenergyco.com under the heading “Investors” and then under the heading “SEC Filings”.

Participants in Solicitation
Alpha, Massey and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Alpha’s and Massey’s directors and executive officers in their respective definitive proxy statements filed with the SEC on March 30, 2010 and April 16, 2010, respectively. You can obtain free copies of these documents from Alpha or Massey using the contact information above.

Alpha Natural Resources

Investor Relations:
Todd Allen
(276) 739-5328

Media Contacts:
Ted Pile
(276) 623-2920

Rick Nida
(276) 739-5304

OR

Sard Verbinnen & Co
Drew Brown/Michael Henson/Jonathan Doorley
(212) 687-8080

Massey Energy Company:

Investor Relations:
Roger Hendriksen
(804) 788-1824